                                                                      Exhibit 21

                     SUBSIDIARIES OF APPLIED MATERIALS, INC.



                                                                                State or Country of
                                                                                Incorporation
Subsidiaries of Applied Materials, Inc.                                         or Organization
---------------------------------------------------------------------------     --------------------------
Applied Materials Japan, Inc.                                                   Japan
Applied Materials Europe BV                                              (1)    Netherlands
Applied Materials International BV                                              Netherlands
Applied Acquisition Subsidiary                                                  California
Applied Materials International, Inc.                                           California
Applied Materials (Holdings)                                             (2)    California
Applied Materials Asia-Pacific, Ltd.                                     (3)    Delaware
Applied Materials Israel, Ltd.                                                  Israel
Opal, Inc.                                                               (4)    Delaware
Orbot Instruments, Ltd.                                                  (5)    Israel

---------------------------------------------------------------------------     --------------------------
(1)  Applied Materials Europe BV owns the following subsidiaries:

        Applied Materials GmbH                                                  Germany
        Applied Materials France SARL                                           France
        Applied Materials Ltd.                                                  England
        Applied Materials Ireland Ltd.                                          Ireland
        Applied Materials Sweden AB                                             Sweden
        Applied Materials Israel Services (1994) Ltd.                           Israel
        Applied Materials Srl.                                                  Italy

---------------------------------------------------------------------------     --------------------------
(2)  Applied Materials (Holdings) owns the following subsidiary:

        Applied Implant Technology, Ltd.                                        California

---------------------------------------------------------------------------     --------------------------
(3)  Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:.

        Applied Materials Korea, Ltd.                                           Korea
        Applied Materials Taiwan, Ltd.                                          Taiwan
        Applied Materials South East Asia Pte., Ltd.                            Singapore
        Applied Materials China, Ltd.                                           Hong Kong
        AMAT (Thailand) Limited                                                 Thailand

---------------------------------------------------------------------------     --------------------------
(4)  Opal, Inc. owns the following subsidiaries:

        Opal Technologies Ltd.                                                  Israel
        ICT Integrated Circuit Testing GmbH*                                    Germany

---------------------------------------------------------------------------     --------------------------
(5)  Orbot Instruments, Ltd. owns the following subsidiaries:

        Orbot Instruments, Inc.                                                 Delaware
        Orbot Instruments Europe, S.A.                                          Belgium
        Orbot Instruments Pacific, Ltd.                                         Hong Kong

---------------------------------------------------------------------------     --------------------------
50-50 joint venture between Applied Materials, Inc. and Komatsu Ltd.:

        Applied Komatsu Technology, Inc.                                        Japan

* Wholly-owned subsidiary of Opal Technologies Ltd.